UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2023

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Chairman and Director

As previously disclosed in a current report on Form 8-K filed on January 27, 2023, Fresh Vine Wine, Inc. (the “Company”) entered into a Global Mutual Compromise, Release and Settlement Agreement (the “Settlement Agreement”) dated January 27, 2023 with Janelle Anderson, Damian Novak and Rick Nechio.

Effective February 20, 2023, and as contemplated by the Settlement Agreement, Damian Novak resigned as Executive Chairman of the Company and removed himself from his management duties with the Company. Mr. Novak continues to serve as director of the Company. Pursuant to the Settlement Agreement, Mr. Novak has agreed to resign from the Company’s Board of Directors (the “Board”) promptly following completion of pending capital raising efforts involving a contemplated subscription rights offering. A registration statement (Registration No. 333-269082) relating the contemplated rights offering has been filed with the Securities and Exchange Commission (“SEC”).

Also pursuant to the Settlement Agreement, Rick Nechio, the Company’s interim Chief Executive Officer resigned from the Board effective February 20, 2023. Mr. Nechio continues to serve as interim Chief Executive Officer of the Company while the Company searches for a permanent principal executive officer.

Mr. Nechio’s resignation from the Board was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Non-Executive Board Chair; Appointment of Director

Effective February 20, 2023, the Board appointed Michael Pruitt to serve as Non-Executive Chair of the Board.

Appointment of Director

Effective February 20, 2023, the Board elected Michelle Hawkins Whetstone as a director of the Company to fill the vacancy resulting from Rick Nechio’s resignation from the Board.

Ms. Whetstone, age 55, is a native of Napa Valley, California with 35 years of experience in the hospitality industry and over 15 years of experience in the wine industry. Since 2009, Ms. Whetstone has partnered with Jamey Whetstone, the Company’s winemaker, to help grow the Whetstone Wine Cellars wine label. During that time, Ms. Whetstone oversaw the acquisition, restoration, and grand opening of the historic chateau in the heart of the Napa Valley that serves as Whetstone Wine Cellars’ headquarters and tasting room, and oversees Whetstone Wine Cellars’ daily business operations and the production of events at the property. Prior to Whetstone Wine Cellars, Ms. Whetstone owned and operated a design business and furniture retail stores located in Texas and California. Ms. Whetstone began her career in the travel industry after graduating from Echols International Travel and Transportation School in San Francisco in 1987, and worked in sales for Thai Airways International and Garuda Indonesia Airlines.

In connection with her election to the Board, the Company expects to enter into the Company’s standard form indemnification agreement for directors and officers with Ms. Whetstone. The indemnification agreement clarifies and supplements indemnification provisions already contained in the Company’s articles of incorporation and bylaws and generally provides that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

Ms. Whetstone is the spouse of Jamey Whetstone, the Company’s winemaker. On June 12, 2019, we entered into a consulting agreement with Whetstone Consulting, through which our winemaker, Jamey Whetstone, does business, which agreement was subsequently amended on May 15, 2020, amended and restated on March 16, 2021 and further amended and restated on April 13, 2022 (the “Consulting Agreement”).

As amended and restated, the Consulting Agreement provides the Company with ownership and intellectual property protections for Inventions (as defined therein) conceived, made or reduced to practice by Whetstone Consulting that relate to the services provided to the Company. In addition, Whetstone Consulting has agreed, for a period of one year following termination of the Consulting Agreement, not to directly or indirectly engage or invest in, be employed by, lend credit to, receive compensation from or render services or advice to any person engaged in a Competing Business located within a twelve-mile radius of a specified Napa, California address. For such purposes, a “Competing Business” means any business relating to the development, manufacture, marketing and distribution of any product that competes with any low calorie and/or low sulfite wine products sold or substantially under development by the Company during the one-year restricted period. The Consulting Agreement does not restrict the acquisition, operation, management, consulting, or other commercial activity by Whetstone Consulting, directly or indirectly in or with a winery, brewery, spirits, or other alcoholic beverage industry business not concerning “low calorie” or “low sulfite” products or services. The Consulting Agreement also contains non-solicitation restrictions applicable to clients, customers, suppliers, licensors, and employees for a period of one year follow the agreement’s termination, subject to certain exceptions.

Under the Consulting Agreement, we pay Whetstone Consulting a base consulting fee of $5,000 per month. In addition, the Company has agreed to pay Whetstone Consulting additional commission-based compensation subject to satisfaction of identified milestones. Specifically, the Company will pay Whetstone Consulting a $5,000 commission for each non-overlapping 30-day period in which the Company sells Fresh Vine Wine Products to a minimum threshold number of separate True Food Kitchen locations for sale to customers from their menus. For such purposes, “Fresh Vine Wine Products” means Client’s wine products developed with the assistance of Whetstone Consulting pursuant to the Services. Whetstone Consulting will also be entitled to receive a one-time $100,000 commission upon the Company selling certain volumes of Fresh Vine Wine Products within any given non-overlapping 30-day period to at least a minimum threshold number of locations of a single fast casual dining restaurant chain, and a one-time $40,000 commission upon the Company selling certain volumes of Fresh Vine Wine Products within any given non-overlapping 30-day period to at least a minimum threshold number of separate fine dining establishments.

The Consulting Agreement has an initial one year term expiring April 13, 2023, but renews automatically for successive one year periods unless either party provides advance notice of non-renewal to the other. Whetstone Consulting may terminate the Consulting Agreement at any time by giving us written notice at least 30 days prior to the termination date. We may terminate the Consulting Agreement at any time.

As partial compensation for Whetstone Consulting’s services to the Company pursuant to the Company’s original consulting agreement with Whetstone Consulting, the Company issued to Whetstone Consulting 619,343 shares of the Company’s common stock (the “Whetstone Shares”). If the Company terminates the Consulting Agreement for “cause,” as such term is defined therein, and such cause arises or relates to an act or acts directly related to Whetstone Consulting’s ownership interest in the Company, the Company may elect to purchase all Whetstone Shares then held by Whetstone Consulting at the fair market value.

The foregoing summary of the indemnification agreement is qualified in all respects to the form of such agreement, a copy of which is incorporated by reference as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated by reference herein. The foregoing summary of the Consulting Agreement is qualified in all respects by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: February 22, 2023	By:	/s/ Rick Nechio
Rick Nechio
Interim Chief Executive Officer

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